UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Fourth Street,
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	NEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors.

On February 26, 2026, the Board of Directors of NewMarket Corporation (the “Company”) elected Bruce R. Hazelgrove, III as a director on the Company’s Board effective immediately. Mr. Hazelgrove currently serves as the Company’s Executive Vice President and Chief Administrative Officer. Mr. Hazelgrove will not receive any additional compensation for his service as director. Mr. Hazelgrove will serve on the Executive Committee. He will not serve on any of the Board’s other committees given that he does not qualify as independent due to his service as a Company officer. Further, the information related to Mr. Hazelgrove set forth under the caption “Certain Relationships and Related Transactions” set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 12, 2025, is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Ex.104	Cover Page Interactive Data File (Embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2026

NEWMARKET CORPORATION

By:	/s/ Timothy K. Fitzgerald
Name:	Timothy K. Fitzgerald
Title:	Vice President and Chief Financial Officer